                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission

/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              RYDER SYSTEM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:
/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

           ---------------------------------------------------------------------
     (4)  Date Filed:

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






RYDER SYSTEM, INC.                                                  [RYDER LOGO]





                                  NOTICE OF
                           1996 ANNUAL MEETING AND
                               PROXY STATEMENT

RYDER SYSTEM, INC.
3600 N.W. 82nd Avenue
Miami, Florida 33166                                                [RYDER LOGO]

TO THE STOCKHOLDERS OF RYDER SYSTEM, INC.:

You are cordially invited to attend our Annual Meeting of Stockholders on Friday, May 3, 1996, at 11:00 A.M., at the Miami Airport Hilton and Towers, located in Miami, Florida.

The proposals to be acted upon at the Meeting include the election of directors and the ratification of the appointment of independent auditors for 1996. I hope you will carefully read the proposals, which are described in the accompanying Proxy Statement, and cast your vote in favor of them.

The Company has been informed that certain Stockholders again intend to present a proposal at the Meeting concerning the annual election of all directors. The Board of Directors believes that this proposal is not in the best interest of the Company and its Stockholders and unanimously recommends a vote AGAINST this Stockholder proposal.

It is important that your shares be represented at the Meeting. Accordingly, even if you plan to attend the Meeting, please sign, date and promptly mail the enclosed proxy card in the postage-prepaid envelope.

On behalf of the Board of Directors, thank you for your cooperation and continued support.

Sincerely,

/s/ M. Anthony Burns

M. Anthony Burns
Chairman, President and
Chief Executive Officer

March 21, 1996

--------------------------------------------------------------------------------

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 3, 1996

The Annual Meeting of Stockholders of Ryder System, Inc. will be held at the Miami Airport Hilton and Towers, 5101 Blue Lagoon Drive, Miami, Florida, on Friday, May 3, 1996, at 11:00 A.M., for the following purposes:

     (1) To elect four directors;

     (2) To ratify the appointment of KPMG Peat Marwick LLP as auditors for the Company;

     (3) To consider, if properly brought before the Meeting, a Stockholder proposal concerning the annual election of all directors; and

     (4) To transact such other business as may properly come before the Meeting and any adjournments of the Meeting.

Only Stockholders of record of the Company's Common Stock at the close of business on March 7, 1996, are entitled to vote in person or by proxy at the Annual Meeting or any adjournments of the Meeting.

The 1995 Annual Report of the Company has been mailed with this Notice and Proxy Statement to each Stockholder entitled to vote at the Meeting.

                               RYDER SYSTEM, INC.

                               /s/ H. Judith Chozianin

                               H. Judith Chozianin
                               Secretary

March 21, 1996
Miami, Florida

                            YOUR VOTE IS IMPORTANT!

Please sign, date and return the accompanying proxy card in the enclosed postage-prepaid envelope as promptly as possible.

If because of a disability you will need auxiliary aids or services to attend the Annual Meeting, please contact the Secretary prior to the Meeting.

--------------------------------------------------------------------------------

RYDER SYSTEM, INC.
3600 N.W. 82nd Avenue
Miami, Florida 33166                                               [RYDER LOGO]

---------------------------------------------------------

           TABLE OF CONTENTS              PAGE
----------------------------------------------
Proxy Statement                             1
Solicitation and Voting of Proxies          1
Policy of Confidential Voting               1
Procedures for the Meeting                  1
Participants in the 401(k) Plan             2
Outstanding Voting Stock                    2
Election of Directors (Item No. 1)          3
Board of Directors and Committees of
  the Board                                 9
Compensation of Directors                   9
Certain Relationships                      10
Selection of Auditors (Item No. 2)         11
Stockholder Proposal (Item No. 3)          12
Beneficial Ownership of Shares             14
Compensation Committee Report on
  Executive Compensation                   16
Compensation of Executive Officers         19
Option Grants                              20
Aggregated Option Exercises and Fiscal
  Year-End Option Values                   21
Pension Benefits                           21
Stock Performance                          23
Cost of Solicitation                       23
Submission of Stockholder Proposals for
  the 1997 Annual Meeting                  24

---------------------------------------------------------

---------------------------------------------------------

                                PROXY STATEMENT

                               RYDER SYSTEM, INC.
                             3600 N.W. 82ND AVENUE
                              MIAMI, FLORIDA 33166

                       SOLICITATION AND VOTING OF PROXIES

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Ryder System, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on Friday, May 3, 1996, and at any adjournments of the meeting ("Annual Meeting" or "Meeting"). This Proxy Statement and the accompanying proxy card are being distributed on or about March 21, 1996, to holders of the Company's common stock ("Stockholders" or, singularly, a "Stockholder") entitled to vote at the Meeting.

A Proxy Committee consisting of M. Anthony Burns, James M. Herron and Edwin A. Huston will vote the shares of common stock, par value $.50 per share, of the Company ("Common Stock," "Common Shares" or "Shares" or, singularly, "Common Share" or "Share") represented by each proxy card returned to the Company. The Shares represented by such proxy cards will be voted in favor of the election of each director nominated in this Proxy Statement and in favor of the ratification of KPMG Peat Marwick LLP as auditors of the Company, but against the Stockholder proposal set forth in this Proxy Statement (if properly brought before the Meeting), unless a contrary instruction is made on such proxy card, in which event the proxy will be voted by the Proxy Committee in accordance with the Stockholder's instructions. Any Stockholder giving a proxy has the power to revoke it at any time before it is exercised at the Meeting by filing with the Secretary of the Company an instrument revoking it, by delivering a duly executed proxy card bearing a later date, or by appearing at the Meeting and voting in person.

                         POLICY OF CONFIDENTIAL VOTING

It is the Company's policy that all proxies, ballots and vote tabulations that identify the particular vote of a Stockholder be kept confidential, except that disclosure may be made: (i) to allow the independent election inspectors to certify the results of the vote; (ii) as necessary to meet applicable legal requirements, including the pursuit or defense of judicial actions; or (iii) in the event of a proxy or consent solicitation in opposition to the Company based on an opposition proxy or consent statement filed, or required to be filed, with the Securities and Exchange Commission (the "SEC"). Accordingly, proxy cards are returned in envelopes addressed to the tabulator, which receives, inspects and tabulates the proxies. The final tabulation is inspected by inspectors of election. Both the tabulator and the inspectors are independent of the Company, its directors, officers and employees. Except as described above, information as to the voting instructions given by individuals who are participants in the Ryder System, Inc. Employee Savings Plan (the "401(k) Plan") will not be disclosed to management by the trustee of the 401(k) Plan. Information as to which Stockholders have not voted and periodic status reports on the aggregate vote will be available to the Company.

                           PROCEDURES FOR THE MEETING

The presence, in person or by proxy, of the holders of a majority of the outstanding Shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Annual Meeting. Business at the Meeting will be conducted in accordance with the procedures determined by the Chairman of the Meeting and will be limited to matters properly brought before the Meeting pursuant to the procedures prescribed in the Company's By-Laws. Those procedures include the requirement that any Stockholder who desires either to bring a Stockholder proposal before an annual meeting or to nominate a person for election as a director at an annual meeting give written notice, prior to such annual meeting, to the Company with respect to the proposal or nominee (see also "Submission of Stockholder Proposals for the 1997 Annual Meeting"). The Chairman of the Meeting may refuse to acknowledge any Stockholder proposal or any nomination for director not made in accordance with the foregoing.

The Board of Directors does not anticipate that any matters other than those set forth in this Proxy Statement will be brought before the Annual Meeting. If, however, other matters are properly brought before the Meeting, proxies will be voted in accordance with the judgment of the Proxy Committee.

                        PARTICIPANTS IN THE 401(K) PLAN

If a Stockholder is a participant in the 401(k) Plan, the proxy card represents the number of full Shares held for the benefit of the participant in the 401(k) Plan as well as any Shares registered in the participant's name. Thus, a proxy card for such a participant grants a proxy for Shares registered in the participant's name and serves as a voting instruction for the trustee of the 401(k) Plan for the Share account in the participant's name.

                            OUTSTANDING VOTING STOCK

On March 7, 1996, there were 79,511,528 outstanding Shares of Common Stock. All such Shares may be voted at the Annual Meeting and each outstanding Common Share is entitled to one vote. Only holders of Common Stock of record at the close of business on March 7, 1996, are entitled to vote at the Annual Meeting or any adjournments of the Meeting. Neither broker non-votes nor abstentions are counted as affirmative votes, in whole or in part.

--------------------------------------------------------------------------------

                             ELECTION OF DIRECTORS

                                  (ITEM NO. 1)

The Company has three classes of directors serving staggered three-year terms. Serving in the class of directors whose term expires at the 1996 Annual Meeting are Joseph L. Dionne, David T. Kearns, Lynn M. Martin, Hicks B. Waldron and Mark
H. Willes. The term of office of Arthur H. Bernstein, M. Anthony Burns, Edward
T. Foote II and John A. Georges expires at the 1997 Annual Meeting. Vernon E. Jordan, Jr., James W. McLamore, Paul J. Rizzo and Alva O. Way are currently serving a term which expires at the 1998 Annual Meeting.

Hicks B. Waldron will retire as a member of the Board of Directors effective May 3, 1996, at which time he will be appointed Director Emeritus by the Board of Directors.

Accordingly, the Stockholders are asked to elect Joseph L. Dionne, David T. Kearns, Lynn M. Martin and Mark H. Willes, all of whom have been duly nominated by the Board of Directors, to serve a term of office expiring at the 1999 Annual Meeting.

Unless a proxy card specifies otherwise, the Proxy Committee will vote the Shares covered by the proxy for the election of Joseph L. Dionne, David T. Kearns, Lynn M. Martin and Mark H. Willes to the class of directors whose term expires at the 1999 Annual Meeting. In the event any of these nominees becomes unavailable to serve (which is not anticipated), the proxy card gives the Proxy Committee the authority to vote for such other person as it may select.

The following material sets forth the name of each nominee and of each director continuing in office, a description of positions and offices with the Company, any other principal occupation, business experience during at least the last five (5) years, certain directorships presently held, age and length of service as a director of the Company.

The affirmative vote of a majority of the Shares entitled to vote at the Meeting is necessary for the election of each nominee to the Board of Directors.

--------------------------------------------------------------------------------

NOMINEES FOR DIRECTOR
FOR A TERM OF OFFICE EXPIRING AT THE 1999 ANNUAL MEETING
--------------------------------------------------------------------------------

[PHOTO]             JOSEPH L. DIONNE                    Mr. Dionne has been Chairman of the Board and
                    Chairman and Chief Executive        Chief Executive Officer of The McGraw-Hill
                    Officer, The McGraw-Hill            Companies since 1988. He joined McGraw-Hill Book
                    Companies                           Company in 1967 as Vice President for Research
                                                        and Development at Educational Developmental
                    Member--Audit Committee             Laboratories. A year later, he was appointed
                    Member-- Committee on Directors     General Manager of California Test Bureau and
Director since                 and Public               became a Vice President of McGraw-Hill Book
  1995              Responsibility                      Company in 1970. He has held various positions in
Age 62                                                  the company including Executive Vice President--
                                                        Operations. In 1981, he became President and
                                                        Chief Operating Officer of McGraw-Hill and held
                                                        that position until 1983 when he became President
                                                        and Chief Executive Officer. Prior to joining
                                                        McGraw-Hill, Mr. Dionne's experience included
                                                        teaching, educational administration and
                                                        consulting work on a number of experimental
                                                        education projects. He serves on the Board of
                                                        Directors of Alexander & Alexander Services,
                                                        Inc., The Equitable Companies, Incorporated, The
                                                        Equitable Life Assurance Society of the United
                                                        States and Harris Corporation, and is a trustee
                                                        of Hofstra University.

--------------------------------------------------------------------------------

                    DAVID T. KEARNS                     Mr. Kearns has been Chairman of the New American
                    Chairman, New American Schools      Schools Development Corporation since 1993 and
[PHOTO]             Development Corporation, and        was Deputy Secretary of the United States
                    Retired Chairman and Chief          Department of Education from 1991 through 1993.
                    Executive Officer                   From 1982 through 1990, Mr. Kearns was Chairman
                    of Xerox Corporation                and Chief Executive Officer of Xerox Corporation,
                                                        which he joined in 1971 as a Vice President.
                    Member--Audit Committee             Prior to joining Xerox, he was a Vice President
Director            Member--Finance Committee           in the Data Processing Division of International
  1988-1991 and                                         Business Machines Corporation. Mr. Kearns is a
since 1993                                              member of The Business Council, the Council on
Age 65                                                  Foreign Relations and the American Philosophical
                                                        Society. Mr. Kearns is a trustee of the Univer-
                                                        sity of Rochester and The Ford Foundation, and a
                                                        director of The Chase Manhattan Corporation, The
                                                        Chase Manhattan Bank, N.A. and Time Warner, Inc.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

  [PHOTO]           LYNN M. MARTIN                      Since serving as Secretary of Labor under
                    Former U.S. Secretary of Labor;     President George Bush from 1991 to 1993, Ms.
                    Chairperson, Deloitte & Touche      Martin has served as Chairperson of Deloitte &
                    LLP's Council for the Advancement   Touche LLP's Council for the Advancement of Women
Director since      of Women; advisor to Deloitte &     and as an advisor to that firm. She is a regular
  1993              Touche LLP; and Professor, J. L.    commentator, panelist, columnist and speaker on
Age 56              Kellogg Graduate School of          radio and television programs, in national
                    Management at Northwestern          publications and before various business and
                    University                          academic groups, with respect to the changing
                    Member--Compensation Committee      global economic and political environment. Prior
                    Member--Finance Committee           to serving as Secretary of Labor, Ms. Martin
                                                        represented the 16th District of Illinois in the
                                                        U.S. House of Representatives from 1981 to 1991.
                                                        She also serves as a director of The Procter &
                                                        Gamble Company, Ameritech, Harcourt General,
                                                        Inc., The Dreyfus Funds, TRW Inc. and Chicago's
                                                        Lincoln Park Zoo. She is a member of the Council
                                                        on Foreign Relations.

--------------------------------------------------------------------------------

  [PHOTO]           MARK H. WILLES                      Mr. Willes has been Chairman, President and Chief
                    Chairman, President and             Executive Officer of The Times Mirror Company
                    Chief Executive Officer,            since January 1996. He joined Times Mirror as
Director since      The Times Mirror Company            President and Chief Executive Officer in June
  1992                                                  1995. Prior to joining Times Mirror, Mr. Willes
Age 54              Chairman-- Compensation             was Vice Chairman of General Mills, Inc. from
                               Committee                1992 until 1995. He joined General Mills in 1980
                    Member--Finance Committee           as Executive Vice President and Chief Financial
                                                        Officer and a member of the company's Management
                                                        Policy Committee. He was elected to the Board of
                                                        Directors in 1984, and elected President in 1985.
                                                        Prior to joining General Mills, Mr. Willes served
                                                        as President of the Federal Reserve Bank of
                                                        Minneapolis from 1977 to 1980. He had previously
                                                        been with the Federal Reserve Bank of
                                                        Philadelphia, where he was named Director of
                                                        Research in 1970 and First Vice President in
                                                        1971. From 1967 to 1971, Mr. Willes was Assistant
                                                        Professor of Finance and Visiting Lecturer,
                                                        Wharton School of Finance and Commerce at the
                                                        University of Pennsylvania. Mr. Willes serves as
                                                        a director of Black & Decker Corporation and The
                                                        Talbots, Inc.

--------------------------------------------------------------------------------

DIRECTORS CONTINUING IN OFFICE
--------------------------------------------------------------------------------

   [PHOTO]           ARTHUR H. BERNSTEIN                 Mr. Bernstein has been President and Chief
                    President and Chief Executive       Executive Officer of Bancorp Capital Group, Inc.,
Director            Officer, Bancorp Capital            a venture capital firm, since 1987. He joined the
  1958-1965 and     Group, Inc.                         Company in 1955 as General Counsel and Secretary
since 1974                                              and from 1958 to 1965 he was Vice President and
Age 70              Member--Audit Committee             Treasurer and a member of the Board of Directors.
                    Member--Finance Committee           In 1966, Mr. Bernstein joined Lazard Freres &
                                                        Co., Investment Bankers. In 1968, he joined
                                                        Norton Simon, Inc. as Vice President--Finance,
                                                        and from 1970 to 1976 he was Senior Vice
                                                        President of Max Factor & Co. and a member of its
                                                        Board of Directors. From 1977 to 1980, Mr.
                                                        Bernstein was a practicing attorney and business
                                                        consultant and from 1980 to 1993 he was Managing
                                                        General Partner of California Capital Investors,
                                                        Ltd. Mr. Bernstein serves as a trustee of the
                                                        Sierra Trust Fund and the Sierra Variable Annuity
                                                        Fund, and is Chairman of the Board of Trustees of
                                                        the Phillips Graduate Institute.

--------------------------------------------------------------------------------

                    M. ANTHONY BURNS                    Mr. Burns, who joined the Company in 1974, was
   [PHOTO]          Chairman, President and             elected a director, President and Chief Operating
                    Chief Executive Officer,            Officer of the Company in December 1979.
                    Ryder System, Inc.                  Effective January 1, 1983, he was elected to the
Director since                                          position of Chief Executive Officer of the
  1979                                                  Company, and on May 3, 1985, he became Chairman
Age 53                                                  of the Board. He serves on the Board of Directors
                                                        of The Chase Manhattan Corporation, The Chase
                                                        Manhattan Bank, N.A., J.C. Penney Company, Inc.
                                                        and Pfizer Inc. He is an Active Member of The
                                                        Business Council, is a member of The Business
                                                        Roundtable and The Business Roundtable's Policy
                                                        Committee, and chairs The Business Roundtable
                                                        Health, Welfare, and Retirement Income Task
                                                        Force. He serves on the Board of the Boy Scouts
                                                        of America. He also serves on the Board of
                                                        Trustees of the University of Miami.

--------------------------------------------------------------------------------

   [PHOTO]          EDWARD T. FOOTE II                  Mr. Foote has been President of the University of
                    President, University of Miami      Miami since 1981. Prior to joining the University
Director since                                          of Miami, he was Special Advisor to the
  1987              Member--Compensation Committee      Chancellor and Board of Trustees, Washington
Age 58              Member-- Committee on Directors     University, from 1980 to 1981. From 1973 to 1980,
                             and Public Responsibility  he was Dean of the Washington University School
                                                        of Law, and from 1970 to 1973, he was Vice
                                                        Chancellor, General Counsel and Secretary to the
                                                        Board of Trustees of Washington University. Prior
                                                        to that he was an associate with the law firm of
                                                        Bryan, Cave, McPheeters and McRoberts.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

   [PHOTO]          JOHN A. GEORGES                     Mr. Georges was elected Chairman of the Board of
                    Chairman and Chief Executive        International Paper in 1985 and Chief Executive
Director since      Officer, International Paper        Officer in 1984. He is Chairman of the Board and
  1993              Company                             a director of IP Forest Resources Company (the
Age 65                                                  managing general partner of IP Timberlands,
                    Chairman--Audit Committee           Ltd.). He is also a director of Warner-Lambert
                    Member-- Committee on Directors     Company, AK Steel Holding Corporation and Scitex
                             and Public Responsibility  Corporation. Mr. Georges is a member of The
                                                        Business Council and the Policy Committee of The
                                                        Business Roundtable, a member of the Board of the
                                                        Business Council of New York State and a trustee
                                                        of its Public Policy Institute, serves on The
                                                        Trilateral Commission and is a member of the
                                                        Advisory Committee for Trade Policy and
                                                        Negotiations. He is also President of the
                                                        University of Illinois Foundation.

--------------------------------------------------------------------------------

   [PHOTO]          VERNON E. JORDAN, JR.               Mr. Jordan is a Senior Partner in the law firm of
                    Senior Partner,                     Akin, Gump, Strauss, Hauer & Feld, LLP. Prior to
Director since      Akin, Gump, Strauss,                joining Akin, Gump in 1982, he was President and
  1989              Hauer & Feld, LLP                   Chief Executive Officer of the National Urban
Age 60                                                  League from 1972 to 1981. From 1970 to 1972, he
                    Member--Audit Committee             was Executive Director of the United Negro
                    Member-- Committee on Directors     College Fund. He is currently serving on the
                             and Public Responsibility  Board of Directors of American Express Company,
                                                        Bankers Trust Company, Bankers Trust New York
                                                        Corporation, Corning Inc., Dow Jones & Company,
                                                        Inc., J.C. Penney Company, Inc., Revlon Group,
                                                        Sara Lee Corporation, Union Carbide Corporation
                                                        and Xerox Corporation. He is also a trustee of
                                                        The Ford Foundation.

--------------------------------------------------------------------------------

   [PHOTO]          JAMES W. MCLAMORE                   Mr. McLamore has been extensively involved in the
                    Chairman Emeritus,                  food service industry throughout the past 48
Director since      Burger King Corporation             years. In 1954, he co-founded Burger King
  1977                                                  Corporation and served as its President or
Age 69              Chairman-- Committee on Directors   Chairman of the Board through 1976. He currently
                               and Public               serves as Chairman Emeritus of both Burger King
                               Responsibility           Corporation and the Board of Trustees of the
                    Member--Audit Committee             University of Miami. He also serves as a director
                                                        of Lennar Corporation.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

   [PHOTO]          PAUL J. RIZZO                       Mr. Rizzo was employed with International
                    Retired Vice Chairman,              Business Machines Corporation from 1958, where he
Director            International Business              held increasingly responsible positions, until
  1987-1993 and     Machines Corporation                his retirement as Vice Chairman of the Board in
since 1995                                              1987. He returned to IBM in 1993 as Vice Chairman
Age 68              Member--Compensation Committee      of the Board until he retired again on December
                    Member--Finance Committee           31, 1994. He was Dean of the Kenan-Flagler
                                                        Business School of the University of North
                                                        Carolina from 1987 until 1992, when he retired
                                                        from that position to become a partner in
                                                        Franklin Street Partners, a Chapel Hill
                                                        investment firm. He is currently serving on the
                                                        Board of Directors of Johnson & Johnson, The
                                                        McGraw-Hill Companies and Morgan Stanley & Co.,
                                                        Incorporated.

--------------------------------------------------------------------------------

   [PHOTO]          ALVA O. WAY                         Mr. Way was elected Chairman of the Board of IBJ
                    Chairman, IBJ Schroder              Schroder Bank & Trust Company in 1986. He serves
Director since      Bank & Trust Company                as a consultant to and director of Schroder PLC,
  1985                                                  London, and related companies. Mr. Way joined
Age 66              Chairman--Finance Committee         General Electric Company in 1951, where he served
                    Member--Compensation Committee      in various executive positions including Chief
                                                        Financial Officer. In 1979, he was elected Vice
                                                        Chairman of American Express Company, and in 1981
                                                        he was named President of American Express
                                                        Company and Chairman and Chief Executive Officer
                                                        of American Express International Banking
                                                        Corporation. Mr. Way served as President of The
                                                        Travelers Companies, a financial services
                                                        organization, from 1983 through 1984. He is a
                                                        director of Eli Lilly and Company, The
                                                        McGraw-Hill Companies and Gould, Inc. He is
                                                        Chancellor of Brown University and a trustee of
                                                        the Committee for Economic Development.

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                                        8

                 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The Board of Directors currently consists of 13 members. During 1995, the Board met 8 times. The Board has established standing Audit, Compensation and Finance Committees and a Committee on Directors and Public Responsibility to assist the Board in the discharge of its responsibilities. The Board may also appoint other committees for specialized functions as appropriate. All of the directors of the Company are independent directors (as that term is defined in the Company's By-Laws) other than Mr. Burns. The Company's By-Laws provide that a majority of the Board of Directors, and all members of the Compensation Committee and the Committee on Directors and Public Responsibility, must be independent directors.

The Audit Committee consists of John A. Georges, Chairman, Arthur H. Bernstein, Joseph L. Dionne, Vernon E. Jordan, Jr., David T. Kearns and James W. McLamore. The Audit Committee met 6 times in 1995. The Committee is responsible for recommending to the Board the engagement of independent auditors, reviewing the scope of and budget for the annual audit and reviewing with the independent auditors the results of the audit engagement, including the financial statements of the Company. The Committee also reviews the scope and results of the Company's internal audit procedures and reviews compliance with Company policies relating to conflicts of interest and business ethics.

The Compensation Committee consists of Mark H. Willes, Chairman, Edward T. Foote II, Lynn M. Martin, Paul J. Rizzo, Hicks B. Waldron and Alva O. Way. The Compensation Committee met 6 times in 1995. The Committee reviews and approves or recommends to the Board, as appropriate, compensation for senior management, recommends to the Board the adoption and implementation of incentive compensation plans, stock option plans and employee benefit plans and reviews non-management Board members' compensation and benefits and recommends changes as appropriate. The Compensation Committee Report on Executive Compensation is set forth on pages 16 through 18 of this Proxy Statement.

The Finance Committee consists of Alva O. Way, Chairman, Arthur H. Bernstein, David T. Kearns, Lynn M. Martin, Paul J. Rizzo and Mark H. Willes. The Finance Committee met 6 times in 1995. The Committee reviews the financial condition and capital structure of the Company, advises the Board with respect to capital appropriations and other financial matters affecting the Company and reviews and recommends to the Board a dividend policy for the Company and any actions to be taken thereunder.

The Committee on Directors and Public Responsibility consists of James W. McLamore, Chairman, Joseph L. Dionne, Edward T. Foote II, John A. Georges, Vernon E. Jordan, Jr. and Hicks B. Waldron. The Committee met 6 times in 1995. The Committee reviews and recommends criteria for Board membership, reviews the qualifications of and recommends individuals for election as directors and reviews and recommends the function and authority of all Board Committees as well as their composition. The Committee will review nominees suggested by Stockholders in writing and sent to the Secretary of the Company. Any such suggestion should include sufficient information about the proposed nominee to permit the Board of Directors to make an informed determination as to whether the proposed nominee, if elected, would be an independent director, as that term is defined in the Company's By-Laws. Additional responsibilities of the Committee include identifying and analyzing current trends and issues pertaining to public policy, public affairs and corporate responsibility and bringing such matters to the attention of the Board.

The directors spend a considerable amount of time preparing for Board and Committee meetings and, in addition, are called upon for their counsel between meeting dates. Each of the incumbent directors attended 75% or more of the aggregate number of meetings of the Board of Directors and the Committees on which he or she served in 1995.

                           COMPENSATION OF DIRECTORS

Each director of the Company, other than Mr. Burns, is entitled to an annual retainer of $21,500 for Board membership and $3,500 for each membership on a major Board Committee. The chairperson of each such Committee is also entitled to an additional retainer of $4,500 per year. The meeting fee payable to directors for telephonic meetings of the Board of Directors or standing Committees of the Board is $1,100. Directors are entitled to a per diem fee for all other regular and special meetings of the Board or its Committees of $2,200 and $1,100, respectively, together with reimbursement for travel expenses. Mr. Burns does not receive any additional compensation by reason of his membership on the Board or attendance at meetings of any of its Committees.

Under the Company's Directors Stock Plan any eligible director may make an election to receive a combination of Common Shares determined by a formula and $11,500 in cash (collectively, the "Formula") in lieu of the annual retainer. The Formula provides that the number of Shares granted to a participant will be equal to the nearest number of whole Shares which can be purchased for $15,000 based on the fair market value of the Shares on the date of grant. The Shares will be entitled to cash dividends and full voting rights, but will not fully vest until six months after the date of grant provided that the director continues to serve in that capacity at that date. None of the Shares may be sold or transferred prior to six months after the date when service as a director ceases. A majority of the eligible directors have elected to participate in the Directors Stock Plan.

The Company also provides all non-employee directors with $100,000 of accidental death and dismemberment coverage under the Company's travel accident insurance policy, yearly compensation at retirement equal to 100% of the annual Board membership cash retainer in effect at the time of their retirement, optional coverage under the Company's medical plan, $100,000 of coverage under the Company's group term life insurance policy and the use of a Company-owned automobile, resulting in additional average compensation of approximately $14,000 to each such director. The Company also provides all non-employee directors with long-term disability income protection. The Company has a Directors' Charitable Award Program under which it intends to make charitable contributions in the name of current and future directors. The program is designed to acknowledge the service of directors and to benefit and recognize the mutual interest of directors and the Company in supporting worthy charitable and educational institutions. In addition, it enhances the Company's ability to attract and retain directors of the highest caliber and experience. Under the Directors' Charitable Award Program, each current or future director may designate up to two charitable organizations and it is the Company's intention to contribute the sum of $500,000, in ten annual installments, to the designated organizations in the director's name upon the director's death. The program may be funded with the proceeds of insurance policies on the lives of paired directors. Individual directors will derive no financial benefit from this program, as all charitable deductions accrue solely to the Company. A majority of the current directors and four retired directors participate in the Directors' Charitable Award Program.

Directors of the Company may elect to defer receipt of their retainer and fees. Deferred funds become part of the general assets of the Company and bear simple interest at a rate based upon the base or prime rate of a major bank, but not lower than 5% or higher than 12% per annum. At the discretion of the director, the funds may be deferred until the earlier to occur of a fixed date, retirement, disability or removal, and are payable in a lump sum or installments. However, upon a change of control of the Company all deferred amounts will be distributed immediately to the director in a lump sum.

                             CERTAIN RELATIONSHIPS

Mr. Jordan is a senior partner in the law firm of Akin, Gump, Strauss, Hauer & Feld, LLP which performed professional services on behalf of the Company in 1995. Additionally, in the ordinary course of business, the Company and its subsidiaries may from time to time engage in transactions with other unaffiliated corporations whose officers or directors are also directors of the Company. All such transactions are conducted on a commercial, arms-length basis and may not come to the special attention of the directors or officers of either the Company or the other corporation involved. The Company does not consider either the transactions or the amounts involved in such transactions to be significant.

                             SELECTION OF AUDITORS

                                  (ITEM NO. 2)

Upon the recommendation of the Audit Committee of the Board of Directors, the Board has selected KPMG Peat Marwick LLP, independent certified public accountants, to audit the accounts of the Company and its subsidiaries for the fiscal year ending December 31, 1996.

The firm of KPMG Peat Marwick LLP has audited the accounts of the Company since 1955 and has offices in, or convenient to, most of the localities where the Company and its subsidiaries operate. The Company has been advised that representatives of KPMG Peat Marwick LLP will be present at the 1996 Annual Meeting with the opportunity to make a statement and to respond to appropriate questions raised at the Meeting.

KPMG Peat Marwick LLP performed audit services in connection with the examination of the financial statements of the Company and its subsidiaries for the year ended December 31, 1995. In addition, they also rendered other audit services which included the review of financial statements and related information contained in various registration statements and filings with the SEC, examinations of the separate financial statements of the Company's retirement and benefit plans, and limited reviews of financial statements and related information contained in quarterly reports provided to the Stockholders and the SEC.

The affirmative vote of a majority of the Shares entitled to vote at the Meeting is necessary for the ratification of the appointment of KPMG Peat Marwick LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS AUDITORS.

                              STOCKHOLDER PROPOSAL

                                  (ITEM NO. 3)

The Company has been informed that John J. Gilbert and Margaret R. Gilbert of 29 East 64th Street, New York, New York 10021 and Martin Glotzer of 7601 N. Kedzie, Chicago, Illinois 60645 again intend to offer a proposal at the Annual Meeting requesting that the Board of Directors take the steps necessary so that, once the current terms of sitting Directors have expired, future elections of all Directors will be annual, rather than by class. Mr. Glotzer states that he owns 70 Shares and Mr. Gilbert states that he owns 105 Shares. Mr. Gilbert and Ms. Gilbert state that they also represent an additional 1000 Shares held by family interests and/or an affiliated corporation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

The proposal which the Company understands the proponents intend to introduce at the Annual Meeting is as follows:

     "RESOLVED: That the stockholders of Ryder System, Inc., assembled in annual meeting in person and by proxy, hereby request that the Board of Directors take the needed steps to provide that at future elections of directors new directors be elected annually and not by classes, as is now provided, and that on expiration of present terms of directors their subsequent election shall also be on an annual basis."

The proponents have furnished the following statement in support of their proposal:

     "Continued very strong support along the lines we suggest were shown at the last annual meeting when 51%, 2,818 proxies representing 32,002,251 shares, were cast in favor of this proposal. The vote against included 1,888 unmarked proxies.

     ARCO to its credit, voluntarily ended theirs stating that when a very high percentage (34.6%) desired it to be changed to an annual election it was reason enough for them to change it. Several other companies have also followed suit such as: Pacific Enterprises, Katy Industries, Hanover Direct and others. A few years ago my resolution on the subject was withdrawn when the Westinghouse directors agreed to end theirs. At the recent Lockheed-Martin merger the stagger system was ended and also at a special merger meeting of First Commerce Corporation in 1995. Further, Allegheny Power System tried to put in a stagger system, as well as take away cumulative voting, and the stockholders defeated it, showing stockholders are interested in their rights.

     Because of the normal need to find new directors and because of environmental problems and the avalanche of derivative losses and many groups desiring to have directors who are qualified on the subjects, we think that ending the stagger system of electing directors is the answer. In addition, some recommendations have been made to carry out the CERES 10 points. The 11th, in our opinion, should be to end the stagger system of electing directors and to have cumulative voting.

     Equitable Life Insurance Company, which is now called Equitable Companies, converted from a policy owned company to a public stockholder meeting. Thanks to AXA, the comptrolling French insurance company not wanting it they now do not have a staggered board.

     Orange and Rockland Utility Company had a terrible time with the stagger system and its 80% clause to recall a director. The chairman was involved in a scandal effecting the company. Not having enough votes the meeting to get rid of the chairman had to be adjourned. Finally, at the adjourned meeting enough votes were counted to recall him.

     If you agree, please mark your proxy for this resolution; otherwise, it will automatically be cast against it, unless you have marked to abstain."

The affirmative vote of a majority of the Shares entitled to vote at the Meeting is necessary for adoption of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

Before 1984 the directors were elected annually. At the 1984 Annual Meeting, the Stockholders approved an amendment to the Company's Restated Articles of Incorporation providing that the Board be divided into three classes of directors serving staggered three-year terms.

In the 1984 Proxy Statement the Board stated that it believed the interests of the Stockholders were better served by a classified board than by the annual election of all directors. Among the reasons presented at that time in favor of a classified system of director elections, the Board stated the following:

     The classification of directors will have the effect of making it more difficult to change the composition of the Board of Directors. At least two Stockholder meetings, instead of one, will be required to effect a change in the control of the Board. While there has been no problem in the past with the continuity or stability of the Board, the Board believes that the longer time required to elect a majority of a classified Board will help to assure the continuity and stability of the Company's management and policies in the future, since a majority of the directors at any given time will have prior experience as directors of the Company.

The Board continues to believe that a classified Board of Directors promotes continuity of experience on the Board, provides for an orderly succession of directors and would encourage any unsolicited bidder for control of the Company to negotiate with the Board, which can best represent the interests of all of the Stockholders. In addition, the Company's system of director elections is fully supported by Florida law.

The resolution offered by the proponents would not amend the Restated Articles of Incorporation at this time, but, instead requests that the Board take the steps necessary to elect all directors on an annual basis in the future. Under the terms of the amendment to the Company's Restated Articles of Incorporation approved by the Stockholders in 1984, an affirmative vote of 75% of the Shares entitled to vote on a future resolution proposed by the Board to amend the Restated Articles would be required at a future meeting of Stockholders in order to amend the provisions governing the staggered election of directors.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                         BENEFICIAL OWNERSHIP OF SHARES

As of January 15, 1996, each director or nominee and each executive officer1 named in the Summary Compensation Table herein, individually, and all directors, nominees and executive officers of the Company as a group, beneficially owned Common Stock as follows:

                                                                     AMOUNT AND NATURE
                                                                       OF BENEFICIAL
                     NAME OF BENEFICIAL OWNER                           OWNERSHIP(2)       PERCENT OF CLASS(3)
-------------------------------------------------------------------  -----------------     -------------------
Arthur H. Bernstein(4),(7).........................................         16,844
M. Anthony Burns(5),(6)............................................        719,408
Dwight D. Denny(5),(6).............................................        116,516                       less
Joseph L. Dionne(7)................................................          1,103                       than
Edward T. Foote II(7)..............................................          2,344                         1%
John A. Georges(7).................................................          2,243                        per
James M. Herron(6).................................................        225,913                 individual
Edwin A. Huston(5),(6).............................................        276,442
Vernon E. Jordan, Jr.(7)...........................................          2,344
David T. Kearns(7).................................................          2,644
Lynn M. Martin.....................................................            500
James W. McLamore(7)...............................................         57,848
Larry S. Mulkey(5),(6).............................................        114,276
Paul J. Rizzo......................................................          2,000
Hicks B. Waldron(7)................................................          4,097
Alva O. Way(7).....................................................          3,344
Mark H. Willes(4),(7)..............................................          3,871
Directors, Nominees and Executive Officers as a Group
  (26 persons)(4),(5),(6),(7)......................................      1,872,091                      2.36%

---------------

(1) The Board of Directors has adopted guidelines for stock ownership by all executives of the Company. Under the guidelines, executives are encouraged to own Company stock equal in value to various multiples of their annual salary.

(2) Unless otherwise noted, all Shares included in this table are owned directly, with sole voting and dispositive power. The inclusion of Shares in this table shall not be construed as an admission that such Shares are beneficially owned for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(3) Percent of class has been computed in accordance with Rule 13d-3(d)(1) of the Exchange Act.

(4) Includes Shares held jointly with their spouses or other family members, as follows: Mr. Bernstein 15,000 Shares; Mr. Willes 2,027 Shares; all directors, nominees and executive officers as a group 17,027 Shares.

(5) Includes Shares held in the accounts of executive officers pursuant to the 401(k) Plan and the Savings Restoration Plan as of January 15, 1996, as follows: Mr. Burns 10,951 Shares; Mr. Denny 2,513 Shares; Mr. Huston 3,934 Shares; Mr. Mulkey 3,112 Shares; all directors, nominees and executive officers as a group 32,953 Shares.

(6) Includes Shares the direct ownership of which may be acquired within 60 days of January 15, 1996, through the exercise of stock options, as follows: Mr. Burns 614,077 Shares; Mr. Denny 105,003 Shares; Mr. Herron 214,667 Shares; Mr. Huston 260,163 Shares; Mr. Mulkey 111,164 Shares; all directors, nominees and executive officers as a group 1,606,954 Shares.

(7) Includes the following number of Shares held as of January 15, 1996, in the account of each of the following directors pursuant to the Directors Stock Plan: 1,844 Shares in the account of Mr. Bernstein, Mr. Foote, Mr. Jordan, Mr. Kearns, Mr. McLamore, Mr. Way and Mr. Willes; 603 Shares in the account of Mr. Dionne; 1,243 Shares in the account of Mr. Georges; and 1,447 Shares in the account of Mr. Waldron.

As of January 15, 1996, the following table sets forth information regarding the number and percentage of Shares held by all persons who are known by the Company to beneficially own or exercise voting or dispositive control of more than 5% of the Company's outstanding Common Stock:

                                                                      NUMBER OF SHARES
                                                                        BENEFICIALLY
                          NAME AND ADDRESS                                  OWNED           PERCENT OF CLASS
--------------------------------------------------------------------  -----------------     ----------------
Putnam Investments, Inc.............................................     7,524,505(1)               9.49%
  One Post Office Square
  Boston, Massachusetts 02109
Sanford C. Bernstein & Co., Inc.....................................     5,532,226(2)               6.98%
  767 5th Avenue
  New York, New York 10153
State Treasurer.....................................................     4,726,195(3)               5.96%
  State of Michigan
  P.O. Box 15128
  Lansing, Michigan 48901

---------------

(1) Of the total Shares shown, the nature of beneficial ownership is as follows: sole voting power 0; shared voting power 105,000; and shared dispositive power 7,524,505. The foregoing ownership information is based upon information furnished to the Company on behalf of Putnam Investments, Inc.
(2) Of the total Shares shown, the nature of beneficial ownership is as follows: sole voting power 2,822,140; shared voting power 693,523; and sole dispositive power 5,532,226. The foregoing ownership information is based upon information furnished to the Company on behalf of Sanford C. Bernstein & Co., Inc.
(3) The Michigan State Treasurer has sole voting and sole dispositive power as to all 4,726,195 Shares. The foregoing ownership information is based upon information furnished to the Company on behalf of the Michigan State Treasurer.

FILINGS UNDER SECTION 16(A)

Compliance with Section 16(a) of the Exchange Act requires the Company's directors, executive officers, and persons owning more than 10% of the Company's Common Stock to file with the SEC and the New York Stock Exchange initial reports of ownership of Common Stock and other equity securities of the Company on Form 3 and reports of changes in such ownership on Forms 4 or 5. Directors, executive officers and greater than 10% Stockholders are required to furnish the Company with copies of all Section 16(a) reports they file.

To the Company's knowledge, based solely on a review of the copies of the reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1995, the Company's directors and executive officers complied with all applicable Section 16(a) filing requirements.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Company's Board of Directors (the "Committee") is composed of the six individuals listed below who are all independent non-employee directors of the Company. The Committee administers the Company's executive compensation policies and programs and regularly reports to the Board of Directors on its activities and decisions, including recommendations to the Board involving Mr. Burns' compensation. No member of the Committee is eligible to participate in any of the executive compensation plans or programs that the Committee oversees. There are no interlocks between the members of the Committee and any executive officer.

In 1995, the Committee reviewed the Company's executive compensation policies and programs and concluded that the existing programs were meeting the goals previously established by the Committee. Those goals include enhancing the Company's ability to attract, retain, motivate and appropriately reward those executives who will contribute to the Company's short-term and long-term profitability and insuring that the Company's compensation programs link executive compensation to both individual performance and the performance of the Company.

EVALUATION OF EXECUTIVE PERFORMANCE

In its evaluation of executive performance, the Committee employs criteria designed to motivate individual executives. It is the Committee's belief that variable, at-risk compensation, both annual and long-term, should make up a significant portion of executive compensation, to be earned only if specific financial and individual goals are met. As a result, in 1995, more than two-thirds of the total compensation of Mr. Burns and the other named executive officers was at risk.

In evaluating management's 1995 performance, the Committee considered the Company's financial results, which included record revenue and earnings, continued growth in the Company's contractual businesses and improvements in their margins, and management's progress toward implementing its stated objectives.

In addition to its review of the effectiveness of the Company's executive compensation programs, the Committee continuously evaluates whether the programs remain externally competitive. The Committee evaluates each element of the program in light of the compensation practices and financial performance of a comparative group of similar companies (companies with sales levels and/or financial characteristics similar to those of the Company) with which the Company must compete in hiring and retaining executives. The Committee believes that these companies are the most appropriate comparison group for purposes of compensation decisions. As a result, the companies surveyed by the Committee for executive compensation data are not the same as the peer group index used in the five-year stock performance graph included in this Proxy Statement.

Survey data from this "compensation peer group" is analyzed by management and by Hewitt Associates and Frederick W. Cook & Co., Inc., independent compensation consultants retained by the Company. The Committee utilizes this data to aid in setting total compensation for the Company's executive officers within the median range for this compensation peer group.

COMPONENTS OF EXECUTIVE COMPENSATION

The Company's executive compensation program consists of three key components:
(1) base salary; (2) annual cash incentive awards and (3) long-term incentive awards in the form of stock options. Executive officers also receive a range of employee benefits generally available to all employees of the Company. While each element of compensation is reviewed separately, the Committee takes into account the total compensation and benefits package in evaluating the executive compensation program and making compensation decisions. The Committee believes that the total package represents an attractive compensation and benefits program that is competitive and in line with those of comparable companies.

BASE SALARY

Base salaries for executive officers are set at levels considered appropriate in light of the scope of responsibilities of each executive officer's position and the importance of that position to the operations of the Company. The Committee believes that salary levels for executive officers should be set within the median range in comparison to salary levels at comparable companies with which the Company competes for executive talent. In making decisions to adjust individual salary levels, the Committee considers Company performance, the executive officer's individual performance and position in the existing salary range, and the external comparative data provided by the Company's outside compensation consultants. The Committee, however, does not employ any predetermined formula or assign any particular weight to any individual criterion in making these adjustments. The base salaries of executive officers other than Mr. Burns are recommended by Mr. Burns to the Committee based upon the above criteria and are reviewed and approved, or recommended to the Board of Directors, by the Committee.

Mr. Burns did not receive an increase in his base salary in 1995 and thus his salary remains at the level set in June 1992. Because of the Committee's emphasis on incentive compensation, and the Committee's award to Mr. Burns in 1994 of options to purchase 130,000 Shares in lieu of an increase in his base salary, the Committee has concluded that it is not appropriate for Mr. Burns to receive a salary increase every year, regardless of the Committee's annual evaluation of his performance.

ANNUAL INCENTIVE AWARDS

The Company's annual incentive awards are expressed as a percentage of each executive's base salary. Actual cash awards are paid based upon Company financial performance and individual performance, subject to the Committee's discretion. Award opportunities are set to provide above-median compensation in comparison to comparable companies in a year when Company performance exceeds financial performance targets and below-median compensation in comparison to comparable companies in a year when performance is below these targets. These bonus awards are primarily driven by the Company's financial results with approximately 85% of the maximum bonus opportunity based upon financial results and approximately 15% of the maximum bonus opportunity based upon individual performance. The financial results-based portion of the bonus awards is based upon annual financial performance targets set in the Company's Business Plan, which is approved by the Board of Directors at the beginning of each year. These financial performance targets are measured by net after-tax return on equity ("NAT ROE"), net after-tax return on assets ("NAT ROA"), net before tax ("NBT") earnings, (for two executive officers in 1995) business unit revenue and (for one executive officer in 1995) quantifiable strategic benchmarks tied to new markets and accounts. The specific targets are considered confidential by the Company and are not included in this Report in order to avoid compromising the Company's competitive position.

Executive officers of the Company, other than Mr. Burns, are eligible for bonus awards in an amount ranging from 0% to 100% of base salary based upon Company performance and 0% to 20% of base salary based upon their individual performance. After the cash award payments have been calculated according to the above measures, the Committee reviews the amounts in light of overall Company performance, and the Committee's and/or Mr. Burns' assessment of individual performance, and exercises its discretion in making the final awards. In February of 1996, each of the named executive officers of the Company was awarded the cash bonus illustrated in the Summary Compensation Table on page 19 based upon the Committee's review. Although the Company reported record earnings for 1995, these cash bonus awards were significantly less than the comparable awards received for 1994 due to the aggressive targets contained in the Company's 1995 Business Plan.

Mr. Burns was eligible for a 1995 incentive award of up to 110% of his base salary based upon Company performance, measured by NAT ROA and NBT earnings, and an additional award of up to 20% of his base salary based upon his individual performance. Since the aggressive Business Plan targets set by the Board for the Company's 1995 financial performance were not fully achieved, Mr. Burns received a bonus equal to 26% of his base salary based upon Company performance. Mr. Burns also received an individual performance award equal to 18% of his base salary based upon the Committee's evaluation of Mr. Burns' contributions toward the Company's achievement of record financial results in 1995 and his accomplishment of other individual goals which he presented to the Board in 1995. These goals included growth in the Company's contractual businesses, improvements in margins for the Company's key business units and continued progress in the Company's reengineering efforts.

LONG-TERM INCENTIVE AWARDS

Under the Ryder System, Inc. 1995 Stock Incentive Plan, which was approved by the Stockholders at last year's Annual Meeting, stock options may be awarded to executive officers and other key executives of the Company at the discretion of the Committee. The size of an individual stock option award is based primarily upon the individual executive's responsibilities and position within the Company. The Committee also considers each executive's current individual performance, potential for promotion and impact on Company performance. Stock option awards are intended to reflect the median level of such awards for comparable positions at peer companies.

The Company has no policy regarding the timing and frequency of stock option awards, although such awards generally have been made on an annual basis to the Company's executive officers and on some occasions upon the hiring of a new executive. In 1995, the Committee made an award of stock options to certain key executives of the Company, including each of the named executive officers. The Committee did not determine the size of such awards by reference to the amount or value of stock options held by an individual executive officer at the time of the award. These options were granted at the fair market value of the Company's stock on the date of grant and will vest over a three-year period, rather than the two-year vesting period contained in several previous option awards. The Committee believes that this longer vesting period is in line with the vesting period of stock option awards at comparable companies and will encourage the creation of long-term Stockholder value since no benefit is realized by the executive unless the price of Common Stock rises over a number of years.

In 1995, Mr. Burns was granted options to purchase 90,000 shares as an incentive to continue his successful efforts toward improving the long-term financial performance of the Company and based upon the Committee's evaluation of Mr. Burns' individual performance. This award was set at the median level for stock options awarded to chief executives of peer companies.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

The Committee has reviewed the Company's executive compensation program in light of recent changes to the Internal Revenue Code relating to the disallowance of deductions for compensation in excess of $1 million to certain executive officers. The tax law changes include an exception for "performance-based" compensation, including stock options, provided certain requirements are met. The Company's 1995 Stock Incentive Plan meets these requirements. Accordingly, stock options awarded to the Company's executive officers in 1995 are eligible for the "performance-based" compensation exception. The annual cash incentive awards granted to the Company's executive officers for 1995 are not eligible for the "performance-based" exception because they are based in part on individual performance goals that are not deemed "performance-based" by the tax law changes. The Committee, however, believes that these individual goals are a valuable part of the annual incentive award and does not believe that eliminating these individual performance measures from the annual incentive program would be in the best interests of the Company and its Stockholders. In addition, the Committee does not believe that the amount of any deduction foregone by the Company with respect to the annual incentive awards is material in comparison to the value of this program.

Mark H. Willes [Chairman], Edward T. Foote II, Lynn M. Martin, Paul J. Rizzo, Hicks B. Waldron and Alva O. Way

                       COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the annual and long-term compensation which the Company paid to, or deferred for, those persons who were at December 31, 1995
(a) the chief executive officer and (b) each of the other four most highly compensated executive officers of the Company (collectively, the "named executive officers") for services rendered in 1995, 1994 and 1993:

                           SUMMARY COMPENSATION TABLE

                                                                                                   LONG-TERM
                                                                                                  COMPENSATION
                                                                                              --------------------
                                                                                                     AWARDS
                                                                                              --------------------
                                                               ANNUAL COMPENSATION                 SECURITIES
                                                       ------------------------------------        UNDERLYING
                                                                               OTHER ANNUAL     OPTIONS/LIMITED       ALL OTHER
                                                        SALARY       BONUS     COMPENSATION          SARS(2)        COMPENSATION(3)
        NAME AND PRINCIPAL POSITION           YEAR       ($)         ($)(1)       ($)(1)               (#)                ($)
--------------------------------------------  ----     --------     --------   ------------   --------------------   ------------
M. Anthony Burns        Chairman of the       1995      725,000      320,000       54,267             90,000             36,091
                        Board, President      1994      725,000      860,000       56,627            200,000             12,688
                        and Chief             1993      725,000      460,000        4,219             60,000             12,642
                        Executive Officer
Dwight D. Denny         Executive Vice        1995      330,000      137,000        2,994             20,000             18,855
                        President --          1994      300,000      315,000        2,994             90,000              9,330
                        Development           1993      260,000      225,862        2,813             25,000              6,316
James M. Herron         Senior Executive      1995      378,833      167,000        2,994             24,000             29,624
                        Vice                  1994      358,000      403,000        2,994             25,000             18,257
                        President and         1993      336,917      275,427        2,813             23,000             16,884
                        General
                        Counsel
Edwin A. Huston         Senior Executive      1995      460,000      202,500        2,994             28,000             30,300
                        Vice                  1994      434,167      485,000        2,994             30,000             16,485
                        President -- Finance  1993      413,250      337,842        2,813             25,000             16,425
                        and Chief Financial
                        Officer
Larry S. Mulkey         President -- Ryder    1995      315,000      175,000        2,994             23,000             18,770
                        Dedicated Logistics,  1994      285,833      280,000        2,994             55,000              9,952
                        Inc.                  1993      240,833      180,155        2,813             25,000              7,023

---------------

(1) This column represents amounts reimbursed for the payment of income taxes on certain perquisites provided to these executive officers. Other perquisites and personal benefits furnished to the named executive officers, other than Mr. Burns, do not meet the disclosure thresholds established under SEC regulations and are not included in this column. Of the 1995 and 1994 amounts shown for Mr. Burns, $24,337 and $25,663, respectively, represent the incremental cost to the Company for his personal use of the Company air craft. The balance of the 1995 and 1994 amounts shown for Mr. Burns include a Company provided car, a tax planning allowance and other perquisites.
(2) The 1995 stock option and Limited Stock Appreciation Right ("Limited SAR") grants generally vest in 33 1/3% annual installments commencing with the first anniversary of the date of grant. The October 1994 and the 1993 stock option and Limited SAR grants generally vest in 50% annual installments commencing with the first anniversary of the date of grant. The May 1994 grant will vest 100% at the earlier of eight years or, after a minimum of two years, when the average of the high and low prices of a Share on the last business day of each of three consecutive months exceeds $45 per Share. The December 1994 grant will vest in 20% annual installments commencing with the date of grant. Each named executive officer who received a grant of stock options received a number of Limited SARs equal to the number of Shares subject to such stock option. The numbers given reflect an option with a tandem Limited SAR as a single unit. Under the existing antidilution provisions of the Company's 1980 Stock Incentive
    Plan, as amended and restated as of October 22, 1993, upon a payment of a special dividend effecting the spin off of the Company's aviation services business (Aviall, Inc.) on December 7, 1993, all then outstanding stock option grants were converted so that as to each such grant there was an increased number of ex-dividend Shares at a lower exercise price per Share and the optionees' resulting spreads were the same as they were prior to the dividend.
(3) This column is composed of: (a) contributions to the 401(k) Plan in the amounts of $2,250, $400 and $400 for each named executive officer for 1995, 1994 and 1993, respectively; (b) contributions to the Savings Restoration Plan, in 1995, for Mr. Burns in the amount of $21,525; for Mr. Denny in the amount of $7,425; for Mr. Herron in the amount of $9,478; for Mr. Huston in the amount of $11,925; and for Mr. Mulkey in the amount of $6,675; (c) dollar value of premiums for compensatory split-dollar insurance payments for Mr. Burns in the amounts of $383, $355 and $315 for 1995, 1994 and 1993, respectively; for Mr. Denny in the amounts of $114, $105 and $80 for 1995, 1994 and 1993, respectively; for Mr. Herron in the amounts of $546, $507 and $441 for 1995, 1994 and 1993, respectively; for Mr. Huston in the amounts of $486, $446 and $398 for 1995, 1994 and 1993, respectively; and for Mr. Mulkey in the amounts of $138, $127 and $113 in 1995, 1994 and 1993, respectively; (d) premiums paid under the Supplemental Retiree Life Insurance Plan for Mr. Burns in the amounts of $3,795, $3,795 and $3,789 for 1995, 1994 and 1993, respectively; for Mr. Denny in the amounts of $3,459, $3,459 and $3,453 for 1995, 1994 and 1993, respectively; for Mr.
    Herron in the amounts of $8,380, $8,380 and $8,353 for 1995, 1994 and 1993,
    respectively; for Mr. Huston in the amounts of $4,805, $4,805 and $4,793 for 1995, 1994 and 1993, respectively; and for Mr. Mulkey in the amounts of $3,484, $3,484 and $3,479 for 1995, 1994 and 1993, respectively; and (e)
    premiums paid under the Supplemental Long-Term Disability Insurance Plan for Mr. Burns in the amount of $8,138 for 1995, 1994 and 1993; for Mr.
    Denny in the amounts of $5,607, $5,366 and $2,383 for 1995, 1994 and 1993,
    respectively; for Mr. Herron in the amounts of $8,970, $8,970 and $7,690 for 1995, 1994 and 1993, respectively; for Mr. Huston in the amount of $10,834 for 1995, 1994 and 1993; and for Mr. Mulkey in the amounts of $6,223, $5,941 and $3,031 for 1995, 1994 and 1993, respectively.

SEVERANCE AGREEMENTS

The Company has entered into severance agreements with each executive officer, including the named executive officers, and other key employees of the Company and its subsidiaries, which provide that if the Company terminates the employment of an executive for reasons other than death, disability or cause, or, if within the three-year period commencing with a change of control of the Company (as defined in the Company's "1995 Stock Incentive Plan" filed as an Exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1995), the executive terminates employment with the Company for good reason, the Company will provide the executive with a multiple of salary and bonus ranging from a maximum of three times salary and three times bonus for the highest level executive to a minimum of .5 times salary and, for each year of service, one month bonus (subject to a maximum of 12 months bonus) for lower level executives, as well as various benefits and perquisites, net of excise taxes. In the event of a termination of employment and, if applicable, a change of control of the Company, which triggers the provisions of a severance agreement, Mr. Burns would be entitled to three times salary and three times bonus, Messrs. Denny, Herron and Huston would be entitled to three times salary and two times bonus, and Mr. Mulkey would be entitled to two times salary and two times bonus.

                                 OPTION GRANTS

The following table provides information regarding the grant of stock options to the named executive officers in fiscal year 1995. In addition, in accordance with SEC regulations, hypothetical gains of 5% and 10% required by the SEC along with a third column representing a 0% gain (listed in the table under "Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option/Limited SAR Term") are shown for these stock options. These hypothetical gains are based on assumed rates of annual compound stock price appreciation of 0%, 5% and 10% from the date the stock options were granted over the full option term of ten (10) years. Each named executive officer also received a grant of one Limited SAR in tandem with each Common Share subject to the stock option. Such Limited SAR may only be exercised in the event of a change of control of the Company if the named executive officer is at that time a Section 16(b) insider.

                 OPTION/LIMITED SAR GRANTS IN FISCAL YEAR 1995

                                     INDIVIDUAL GRANTS
-------------------------------------------------------------------------------------------
                                              % OF TOTAL                                     POTENTIAL REALIZABLE VALUE(1)
                           NUMBER(2) OF    OPTIONS/LIMITED                                   AT ASSUMED ANNUAL RATES OF
                            SECURITIES      SARS GRANTED TO                                  STOCK PRICE APPRECIATION FOR
                            UNDERLYING       EMPLOYEES IN      EXERCISE                         OPTION/LIMITED SAR TERM
                          OPTIONS/LIMITED     FISCAL YEAR     PRICE PER                      -----------------------------
          NAME             SARS GRANTED          1995          SHARE(3)    EXPIRATION DATE(4) 0%        5%          10%
------------------------  ---------------   ---------------   ----------   ----------------  ---   ----------   ----------
M. Anthony Burns........       90,000              8%           $25.44     October 2, 2005   $0    $1,439,776   $3,648,674
Dwight D. Denny.........       20,000              2%            25.44     October 2, 2005    0       319,950      810,816
James M. Herron.........       24,000              2%            25.44     October 2, 2005    0       383,940      972,980
Edwin A. Huston.........       28,000              2%            25.44     October 2, 2005    0       447,930    1,135,143
Larry S. Mulkey.........       23,000              2%            25.44     October 2, 2005    0       367,943      932,439

---------------

(1)If the 5% or 10% annual compound stock price appreciation shown in the table were to occur, the price of the stock would be $41.44 or $65.98, respectively, on October 2, 2005, and the appreciation in the market value of the Company's Common Stock from the date of the grant would be $1,268,292,167 and $3,214,101,365, respectively. The appreciation during this period realized by the five named executive officers from these stock options would be 0.23% of the gain to all Stockholders under these two cases. The use of the 5% and 10% rates as required by the SEC is not intended by the Company to forecast possible future appreciation of the Company's Common Stock.
(2)Stock options and Limited SAR grants vest in 33 1/3% annual installments commencing with the first anniversary of the date of grant. Each named executive officer who received a grant of stock options received Limited SARs equal to the number of Shares subject to such stock option. The numbers given reflect an option with a tandem Limited SAR as a single unit.
(3)Represents fair market value as of date of grant.
(4)Ten (10) years from grant date of October 3, 1995.

         AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

The following table provides information, with respect to the named executive officers, regarding the exercise of options during fiscal year 1995 and unexercised options held as of the end of fiscal year 1995:

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1995 AND FISCAL YEAR-END 1995 OPTION
                                     VALUES

                                                              NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                                   UNDERLYING                    IN-THE-MONEY
                                                           UNEXERCISED OPTIONS/LIMITED    OPTIONS AT FISCAL YEAR-END
                                                          SARS AT FISCAL YEAR-END 1995              1995(1)
                             SHARES ACQUIRED    VALUE     -----------------------------   ---------------------------
           NAME                ON EXERCISE     REALIZED   EXERCISABLE     UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------------  ---------------   --------   -----------     -------------   -----------   -------------
M. Anthony Burns...........         0             $0        614,077          203,000      $ 1,449,113     $ 214,500
Dwight D. Denny............         0              0        105,003           95,161          382,454        37,500
James M. Herron............         0              0        214,667           36,500          770,948             0
Edwin A. Huston............         0              0        251,103           43,000          597,036             0
Larry S. Mulkey............         0              0        111,164           66,137          260,380        18,750

---------------

(1)Amounts reflect gains on outstanding stock options based on a fair market value of $24.69 for the Common Stock, as determined by using the average of the high and low price on December 29, 1995. As no change in control of the Company has occurred the tandem Limited SARs had no calculable value at such date.

                                PENSION BENEFITS

The Company covers substantially all regular full-time employees who are not covered by plans administered by labor unions or plans sponsored by a subsidiary or division of the Company ("Division Plans") under the Ryder System, Inc. Retirement Plan ("Retirement Plan"). Benefits payable under the Retirement Plan are based on an employee's career earnings with the Company and its subsidiaries. At normal retirement age of 65, a participant is entitled to a monthly pension benefit payable for life. The annual pension benefit, when paid in the form of a life annuity with no survivor's benefits, is generally equal to the sum of 1.45% of the first $15,600 of compensation and bonus received, plus 1.85% of the portion of such compensation and bonus in excess of $15,600 during each such year while a Retirement Plan member. Accrued benefits under the Retirement Plan have been improved from time to time.

Retirement Plan benefits vest at the earlier of the completion of five (5) years of credited service or upon reaching age 65, provided, however, that in the event of a change of control of the Company, all participants will be fully vested and the term "accrued benefit" will include the value of early retirement benefits for any participant age 45 or above or with 10 or more years of service. These benefits are not subject to any reduction for Social Security benefits or other offset amounts. An employee's pension benefits may be paid in certain alternative forms having actuarially equivalent values.

The maximum annual benefit under a qualified pension plan is currently $120,000 beginning at the Social Security retirement age (currently age 65). The maximum compensation and bonus that may be taken into account in determining annual retirement accruals is currently $150,000. The Company maintains a non-qualified, unfunded benefit plan, called the Benefit Restoration Plan (the "Restoration Plan"), which covers those participants of the Retirement Plan and certain Division Plans whose benefits are reduced by the Internal Revenue Code or other United States or Canadian laws. A participant in the Restoration Plan is entitled to a benefit equaling the difference between the amount of benefits the participant is entitled to without reduction and the amount of benefits the participant is entitled to after the reductions.

The table below sets forth annual pension benefit projections assuming each named executive officer remains continuously employed by the Company at current compensation levels until retirement at the normal retirement date.

                   ESTIMATED ANNUAL BENEFITS AT RETIREMENT(1)
                     (IN THE FORM OF A SINGLE LIFE ANNUITY)

                M. Anthony Burns...........................................  $700,479
                Dwight D. Denny............................................  $291,358
                James M. Herron............................................  $223,207
                Edwin A. Huston............................................  $341,690
                Larry S. Mulkey............................................  $251,206

In addition to the Retirement Plan and the Restoration Plan, the Company maintains the Split Dollar Life Insurance Plan and Deferred Compensation Plan for the benefit of each named executive officer and certain other key executives who elect to participate. The Split Dollar Life Insurance Plan provides participants with additional life insurance and the Deferred Compensation Plan acts as a supplemental pension benefit. The participant pays a portion of the premium and the Company pays that portion of the premium which is equal to the increase in cash surrender value of the policy during each policy year. In the event of death prior to normal retirement, the face value of the policy is paid to the participant's chosen beneficiary and the Company's investment in the policy is recaptured by a supplemental term policy maintained by the Company. In the event a participant ceases to be employed by the Company prior to the participant's normal retirement date, the participant has the right to purchase the policy from the Company for its cash surrender value. Assuming normal retirement dates, the named executive officers would have the following estimated minimum annual benefit shown below:

                M. Anthony Burns............................................  $14,077
                Dwight D. Denny.............................................  $ 5,247
                James M. Herron.............................................  $ 5,064
                Edwin A. Huston.............................................  $ 5,700
                Larry S. Mulkey.............................................  $ 9,780

---------------

(1 )These amounts include benefits under the Retirement Plan and the Restoration
    Plan combined.

                               STOCK PERFORMANCE
                     COMPARISON OF 5 YEAR CUMULATIVE RETURN
  AMONG RYDER SYSTEM, INC., S&P 500 INDEX & DOW JONES TRANSPORTATION 20 INDEX(1)

                                    [GRAPH]

               Measurement Period                                                                       Dow Jones Transpor-
              (Fiscal Year Covered)                   Ryder System, Inc.          S&P 500 Index           tation 20 Index
                    1990                             100                      100                      100
                    1991                             139                      130                      152
                    1992                             194                      140                      164
                    1993                             218                      155                      202
                    1994                             185                      157                      169
                    1995                             214                      215                      233

---------------

(1) Assumes for comparison that the value of the Company's Common Stock and of each index was $100 on December 31, 1990, and that all dividends, including the Company's distribution of Aviall, Inc. common stock in December 1993, were reinvested. Past performance is not necessarily an indicator of future results.

                              COST OF SOLICITATION

The cost of solicitation of proxies, including expenses in connection with the preparation and mailing of this Proxy Statement, will be borne by the Company. The Company has retained D. F. King & Co., Inc. to aid in the solicitation of proxies. For their services, D. F. King & Co., Inc. will receive a fee estimated at $20,000 plus reimbursement of reasonable out-of-pocket expenses. The Company does not otherwise expect to pay any compensation for the solicitation of proxies, but will reimburse brokers and nominees for their reasonable expenses for sending proxy material to principals and obtaining their proxies. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone or other means of communication.

                    SUBMISSION OF STOCKHOLDER PROPOSALS FOR
                            THE 1997 ANNUAL MEETING

Pursuant to SEC regulations, in order to be included in the Company's Proxy Statement for the 1997 Annual Meeting, Stockholder proposals must be received at the principal office of the Company, 3600 N.W. 82nd Avenue, Miami, Florida, 33166, Attention: Secretary, no later than November 21, 1996, as well as meet all other SEC requirements. In addition, the Company's By-Laws provide that any Stockholder who desires either to bring a Stockholder proposal before an annual meeting or to present a nomination for director at an annual meeting must give advance notice to the Company regarding the proposal or nominee. The By-Laws require that written notice be delivered to the Secretary of the Company not less than 60 days prior to the date of the annual meeting at which the proposal or nomination is to be presented and contain certain information regarding the Stockholder desiring to present a proposal or make a nomination, as the case may be. A copy of the By-Laws is available upon request from the Secretary of the Company.

                                      RYDER SYSTEM, INC.

                                      /s/ H. Judith Chozianin
                                      H. Judith Chozianin
                                      Secretary

March 21, 1996
Miami, Florida

Ryder System, Inc.
3600 NW 82nd Avenue
Miami, Florida  33166

                                                                     APPENDIX A

                                  DETACH HERE


                               RYDER SYSTEM, INC.

                          ANNUAL MEETING - MAY 3, 1996

P             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
R
O         The undersigned hereby constitutes and appoints M. Anthony Burns,
X   James M. Herron and Edwin A. Huston, and each of them, as true and lawful
Y agents and proxies with full power of substitution in each, to represent the undersigned and to vote, as designated below, all the shares of common stock of RYDER SYSTEM, INC., held of record by the undersigned on March 7, 1996, at the Annual Meeting of Stockholders to be held at the Miami Airport Hilton and Towers, 5101 Blue Lagoon Drive, Miami, Florida, on Friday, May 3, 1996, and at any adjournments thereof, on all matters to come before the meeting.

          Election of Directors. NOMINEES:     COMMENTS: (change of address)

          Joseph L. Dionne, David T. Kearns,   _________________________________
          Lynn M. Martin and Mark H. Willes    _________________________________
          for a term of office expiring at     _________________________________
          the 1999 Annual Meeting.             (If you have written in the above
                                               space, please mark the
                                               corresponding box on the reverse
                                               of this card.)

          You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. However, please sign the card in any event since the Proxy Committee cannot vote your shares unless you sign and return this card.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                                    [RYDER LOGO]

Dear Stockholder:

Our company performed well in 1995. Despite a number of challenges, our contractual businesses continued to grow, earnings before accounting change exceeded 1994's record earnings, and 1995 revenue was more than 10% higher than revenue in 1994.


We are headed in the right direction. Our strategic focus has sharpened. Our capital expenditures will be significantly lower in 1996, and they will stay at a lower level in the foreseeable future; we are allocating them more prudently, concentrating on the businesses with the greatest opportunities for return;
and we are working to improve our profit margins.


Your proxy card is attached below. Please read the enclosed Proxy Statement. Then, vote and return the card at your earliest convenience.


Sincerely,

/s/ M. Anthony Burns

M. Anthony Burns
Chairman, President and
Chief Executive Officer


                                                            DETACH HERE

[X] Please mark
    votes as in
    this example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of directors and FOR proposal 2 and AGAINST proposal 3.
---------------------------------------------------------------------------------------  -------------------------------------------
                           Directors recommend a vote "FOR"                                Directors recommend a vote "AGAINST"
---------------------------------------------------------------------------------------  -------------------------------------------

                    FOR     WITHHELD                                FOR AGAINST ABSTAIN                          FOR AGAINST ABSTAIN
1. Election of      [ ]       [ ]       2. Ratification of KPMG     [ ]   [ ]     [ ]    3. Stockholder Proposal [ ]   [ ]     [ ]
   Directors,                              Peat Marwick LLP as                              relating to Annual
   (see reverse)                           auditors.                                        Election of all
                                                                                            directors.
   For except vote withheld from the following nominees

   ____________________________________________________
---------------------------------------------------------------------------------------  -------------------------------------------
                                                                                                                       Change of [ ]
                                                                                                                        Address/
                                                                                                                     Comments On
                                                                                                                    Reverse Side.

                                                                      In their discretion said proxies may vote for a new nominee of management, if any nominee has become unavailable, and any other matters properly coming before the meeting, all as set forth in the Notice of Annual Meeting and Proxy Statement.

                                                                      Please sign exactly as name appears hereon. Joint owners
                                                                      should each sign. When signing as attorney, executor,
                                                                      administrator, trustee or guardian, please give full title as such.


Signature: _____________________________ Date: __________________ Signature: _____________________________ Date: ___________________
